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                                                                   EXHIBIT 21.1

                          SUBSIDIARIES OF REGISTRANT

                                             Jurisdiction of
              Name of Subsidiary              Incorporation
              ------------------             ---------------
              Dice Career Solutions,
                Inc.                            Delaware
              EW Knowledge Products,
                Inc.                             Florida
              MeasureUp, Inc.                    Georgia